UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2019

VIVUS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33389	94-3136179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 E. Hamilton Avenue, Suite 550

Campbell, CA 95008

(Address of Principal Executive Offices, and Zip Code)

(650) 934-5200

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Preferred Share Purchase Rights	VVUS	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously reported on Form 8-K, on April 30, 2018, VIVUS, Inc. (“VIVUS”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“Janssen”), pursuant to which VIVUS acquired the rights, title and interest in and to, and assumed certain liabilities with respect to products currently commercialized in the United States and Canada as PANCREAZE® and PANCREASE® MT (together, the “Product”), including certain related data and intellectual property, from Janssen for a purchase price of $135,000,000 in cash. In conjunction with the Asset Purchase Agreement and upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, Janssen assigned to VIVUS the Amended and Restated Know-How License and Supply Agreement (the “Supply Agreement”) effective as of November 7, 2017 by and between Nordmark Arzneimittel GmbH & Co. KG (“Nordmark”) and Janssen.

In order to extend the term of the Supply Agreement and ensure a stable and predictable price of the Product, VIVUS entered into the First Amendment to the Supply Agreement on June 26, 2019 (the “Amended Supply Agreement”). The material terms of the Amended Supply Agreement are: (i) VIVUS shall purchase certain minimum order quantities at the applicable supply prices for the calendar years under the Amended Supply Agreement; (ii) in exchange for Nordmark’s obligations under the Amended Supply Agreement, VIVUS shall pay an annual fee to Nordmark; (iii) Nordmark and VIVUS have agreed to undertake joint efforts to develop new formulations of the Product; (iv) the term of the Amended Supply Agreement shall begin on June 26, 2019 and continue through December 31, 2029, unless earlier terminated pursuant to the Amended Supply Agreement, and the Amended Supply Agreement may be renewed for additional five year periods unless earlier terminated pursuant to the Amended Supply Agreement; and (v) Nordmark shall have the option to terminate the Amended Supply Agreement upon certain circumstances related to the launch date in the United States if VIVUS assigns any or all of its rights under the Amended Supply Agreement to certain parties and/or enters into a transaction or series of transactions resulting in a Change of Control, as defined in the Amended Supply Agreement.

Item 8.01. Other Events

On June 26, 2019, VIVUS issued a press release titled “VIVUS and Nordmark Amend Contract Manufacturing Agreement to Supply Current and Future Demand for PANCREAZE®.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 26, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: June 26, 2019

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